UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2017

BIOTECH PRODUCTS SERVICES AND RESEARCH, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55008	47-4180540
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4045 Sheridan Avenue, Suite 239 Miami, FL	33140
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 963-7881

N/A

(Former name or former address, if changed since last report)

With a copy to:

Philip Magri, Esq.

Magri Law, LLC

2642 NE 9th Avenue

Fort Lauderdale, FL 33334

T: 646.502.5900

F: 646.826.9200

pmagri@magrilaw.com

www.MagriLaw.com

Check the appropriate box below if this Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 23, 2017, Anu Life Sciences, Inc. (“Anu”), a Florida corporation and a wholly-owned subsidiary of Biotech Products Services and Research, Inc., a Nevada corporation (the “Company”), entered into that certain lease agreement (the “Lease”) with Sunwest Office Park, LLC a Florida limited liability company (the “Landlord”), pursuant to which Anu has agreed to lease Bay 408 of Building D located at 15481 SW 12 Street, Sunrise, FL 33326 consisting of approximately 3,500 square feet (the “Leased Premises”) for the “permitted use,” defined in the Lease office, laboratory, research, processing, manufacturing, storage and distribution of biologics and other human tissue derived products and for no other purpose. The term of the Lease is five years, commencing on July 1, 2017, for $66,395.00 of minimum rent in year 1 to $90,579.96 of minimum rent in year 5 and annual adjustments of Anu’s proportionate share of operating expenses, including real estate taxes. Anu has two (2) options to renew the Lease of five (5) years each with rental rates in the option term to increase 3% per annum.

Anu may not assign the Lease or sublet the Leased Premises in whole or in part without Landlord's prior written consent. In the event of any permitted assignment or subletting, Anu shall remain primarily liable under the Lase, and any extension, expansion, rights of first offer, rights of first refusal or other options granted to Anu under this Lease shall be rendered void and of no further force or effect. The acceptance of rent from any other person shall not be deemed to be a waiver of any of the provisions of this Lease or to be a consent to the assignment of this Lease or the subletting of the Leased Premises.

Notwithstanding anything to the contrary contained in the foregoing paragraph, Anu shall have the right, without Landlord's consent, but upon ten (10) days prior notice to Landlord, to (a) sublet all or part of the Leased Premises to any related corporation or other entity which controls Anu, is controlled by Anu or is under common control with Anu; (b) assign all or any part of the Lease to any related corporation or other entity which controls Anu, is controlled by Anu, or is under common control with Anu, or to a successor entity into which or with which Anu is merged or consolidated or which acquires substantially all of Anu's assets or property; or (c) effectuate any public offering of Anu's stock on the New York Stock Exchange or in the NASDAQ over the counter market, provided that in the event of a transfer pursuant to clause (b), the tangible net worth after any such transaction is not less than the tangible net worth of Anu as of the date hereof and provided further that such successor entity assumes all of the obligations and liabilities of Anu (any such entity hereinafter referred to as a "Permitted Transferee"). For the purpose of the foregoing, (i) "control" shall mean ownership of not less than fifty percent (50%) of all voting stock or legal and equitable interest in such corporation or entity, and (ii) "tangible net worth" shall mean the excess of the value of tangible assets (i.e. assets excluding those which are intangible such as goodwill, patents and trademarks) over liabilities. Any such transfer shall not relieve Anu of its obligations under the Lease.

The Lease contained customary mutual indemnification clauses.

A copy of the Lease is filed as an exhibit to this Form 8-K and is incorporated by reference herein.

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Item 3.02 Unregistered Sales of Equity Securities.

The disclosure contained in the section entitled “Equity Award” under Item 8.01 of this Form 8-K is incorporated by reference herein.

The Company issued the 1,000,000 shares of unregistered common stock to Mr. Taddeo under the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), available under Section 4(a)(2) promulgated under the Securities Act due to the fact that the issuance was isolated and did not involve a public offering of securities.

Item 8.01 Other Events.

As previously reported by Biotech Products Services and Research, Inc., a Nevada corporation (the “Company”), on a Current Report on Form 8-K filed with the Commission on March 15, 2017, on February 28, 2017, Peter Taddeo (“Mr. Taddeo” or the “Executive”) was appointed as the Chief Executive Officer and member of the Board of Directors of Mint Organics, Inc., a Florida corporation and a subsidiary of the Company (“Mint Organics”).

In connection with the foregoing, on May 17, 2017, Mr. Taddeo and Mint Organics entered into an Employment Agreement (the “Agreement”), dated May 1, 2017 (the “Effective Date”).

Below is a summary of the material terms of the Agreement, a copy of which has been filed as an exhibit to this Form 8-K and is incorporated by reference herein.

●	Term. The term of Mr. Taddeo’s employment shall be effective as the Effective Date and shall continue until the third anniversary thereof, unless terminated earlier pursuant to the terms of the employment agreement; provided that, on such third anniversary of the Effective Date and each annual anniversary thereafter (such date and each annual anniversary thereof, a “Renewal Date”), the agreement shall be deemed to be automatically extended, upon the same terms and conditions, for successive periods of one year, unless either party provides written notice of its intention not to extend the term of the Agreement at least 90 days’ prior to the applicable Renewal Date. The period during which the Executive is employed by the Company under the Agreement is referred to as the “Employment Term.”

●	Base Salary. The Company shall pay Mr. Taddeo an annual rate of base salary of $180,000 during the period prior to the Company, through one of its subsidiaries, or by other means, obtains or acquires access for a license from a state to dispense cannabis (“License”) which shall accrue commencing as of the Effective Date and shall be payable upon the Company generating sufficient net revenue or obtaining sufficient third party financing; and thereafter payable in periodic installments in accordance with the Company’s customary payroll practices, but no less frequently than monthly. Mr. Taddeo’s base salary shall automatically be adjusted to an annual rate of base salary of $250,000 once the License is obtained. Mr. Taddeo’s base salary shall be reviewed at least annually by the Board and the Board may, but shall not be required to, increase the base salary during the Employment Term. The Executive’s annual base salary, as in effect from time to time, is referred to as “Base Salary”.

●	Signing Bonus. The Company shall pay Mr. Taddeo a lump sum cash signing bonus of $25,000 (the “Signing Bonus”) in which shall be accrued and paid by the Company upon the Company having sufficient cash flow.

●	Equity Award. As incentive to enter into the Agreement, on the Effective Date, the Company granted the Executive 1,000,000 shares of unregistered common stock of the Company, vesting on the date the Company, through one of its subsidiaries, obtains the License, or December 31, 2017, whichever is earlier, and provided that Mr. Taddeo’s employment has not been terminated prior to the time the vesting conditions have been met.

●	Equity Plan. Mr. Taddeo shall be eligible to receive annual equity awards under the Company’s equity plan, if any, which is no less favorable than is provided to other key executive management members of the Company.

●	Fringe Benefits and Perquisites. During the Employment Term, Mr. Taddeo shall be entitled to fringe benefits and perquisites consistent with the practices of the Company, and to the extent the Company provides similar benefits or perquisites (or both) to similarly situated executives of the Company. Notwithstanding the foregoing, during the Employment Term, the Company shall provide Mr. Taddeo with the following benefits:

(a)	Health and dental insurance for the Executive and his spouse which is no less favorable than is provided to other similarly situated executives of the Company; Company shall also agree to reimburse the amount of family deductible required to be paid by insured under such plans or contribute the maximum allowable HSA contribution limits per year depending on which type of plans are obtained by the Company.

(b)	An automobile expense allowance of $1,000 per month.

(c)	Reimbursement for all reasonable and necessary out-of-pocket business, entertainment and travel expenses incurred by the Executive in connection with the performance of the Executive’s duties in accordance with the Company’s expense reimbursement policies and procedures; provided, however, any expenditure or budget for travel and entertainment shall be pre-approved by the Executive’s Supervisor.

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●	Termination. The Company may terminate Mr. Taddeo’s employment agreement at any time with or without “Cause” (as defined in the agreement) and Mr. Taddeo may resign at any time with or without “Good Reason” (as defined in the Agreement).

(a)	If Mr. Taddeo’s employment is terminated by him for Good Reason or by the Company without Cause or on account of the Company’s failure to renew the Agreement in accordance with the Agreement, then Mr. Taddeo shall be entitled to receive the Accrued Amounts and the execution of a mutual release of claims to each party, their affiliates and their respective officers and directors in a form (to be reasonable and customary for this purpose) provided by the Company (the “Release”), the Mr. Taddeo shall be entitled to receive the following:

(i)	continued Base Salary for two years following the Termination Date or the remaining term of the Agreement at time of Termination, whichever is longer;

(ii)	a payment equal to the product of (i) the Annual Bonus, if any, that Mr. Taddeo would have earned for the fiscal year in which the Termination Date occurs based on achievement of the applicable performance goals for such year and (ii) a fraction, the numerator of which is the number of days Mr. Taddeo was employed by the Company during the year of termination and the denominator of which is the number of days in such year (the “Pro-Rata Bonus”). The amount shall be paid on the date that annual bonuses are paid to similarly situated executives;

(iii)	The treatment of any outstanding equity awards shall be determined in accordance with the terms of the applicable award agreements.

(iv)	Notwithstanding the terms of any applicable award agreements:

1.	all outstanding unvested stock options or warrants granted to Mr. Taddeo during the Employment Term shall become fully vested and exercisable for the remainder of their full term;

2.	all outstanding equity-based compensation awards that are intended to constitute performance-based compensation under Section 162(m)(4)(C) of the Code shall remain outstanding and shall vest or be forfeited in accordance with the terms of the applicable award agreements, if the applicable performance goals are satisfied.

●	Change of Control. If Mr. Taddeo’s employment is terminated by Mr. Taddeo for Good Reason or by the Company on account of its failure to renew the Agreement or without Cause (other than on account of Mr. Taddeo’s death or Disability), in each case within twelve (12) months following a Change in Control, Mr. Taddeo shall be entitled to receive the Accrued Amounts and Mr. Taddeo shall be entitled to receive the following:

(a)	a lump sum payment equal to three (3) times the sum of Mr. Taddeo’s Base Salary and Target Bonus for the year in which the Termination Date occurs (or if greater, the year immediately preceding the year in which the Change in Control occurs), which shall be paid within 50 days following the Termination Date; and

(b)	a lump sum payment equal to Mr. Taddeo’s Target Bonus for the fiscal year in which the Termination Date occurs, which shall be paid within sixty (60) days following the Termination Date.

Notwithstanding the terms of any equity incentive plan or award agreements, as applicable:

(c)	all outstanding unvested stock options and warrants granted to Mr. Taddeo during the Employment Term shall become fully vested and exercisable for the remainder of their full term;

(d)	all outstanding equity-based compensation awards that are intended to constitute performance-based compensation under Section 162(m)(4)(C) of the Code shall remain outstanding and shall vest or be forfeited in accordance with the terms of the applicable award agreements, if the applicable performance goals are satisfied.

“Change in Control” shall mean

1.	the sale of all or substantially all of the Company’s assets.

2.	a Person (or more than one Person acting as a group) acquires ownership interests in the Company that, together with the Company interests held by such Person or group, constitutes more than 50% of the total voting power of the stock of the Company as the result of a transaction other than one in which the stockholders of the Company transfer a portion of the Company interests held by them to a third party as part of a financing and/or a transaction associated with the acquisition of additional assets by the Company or an Affiliate; provided, that a Change in Control shall not occur if any Person (or more than one Person acting as a group) owns more than 50% of the total voting power of the Company’s stock and acquires additional stock.

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ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.:	Document Description:
10.1	Employment Agreement, dated as of May 1, 2017, by and between Peter Taddeo and Mint Organics Inc.

10.2	Lease Agreement, dated May 23, 2017, by and between SUNWEST OFFICE PARK, LLC, a Florida limited liability company ("Landlord"), and ANU LIFE SCIENCES, INC., a Florida Corporation ("Tenant").

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused the report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOTECH PRODUCTS SERVICES AND RESEARCH, INC.

Dated: May 23, 2017	By:	/s/ Albert Mitrani
Albert Mitrani
President and Chief Executive Officer
(Principal Executive Officer)

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